HRG Group, Inc. Reports Fiscal 2017 Third Quarter Results

NEW YORK, August 4, 2017 -- HRG Group, Inc. (“HRG” or the “Company”; NYSE: HRG), a holding company that conducts its operations principally through its operating subsidiaries, today announced its consolidated results for the third quarter of fiscal 2017 ended on June 30, 2017 (the “Fiscal 2017 Quarter”). The results include HRG’s two segments:

•	Consumer Products, which consists of Spectrum Brands Holdings, Inc. and its subsidiaries (“Spectrum Brands”; NYSE: SPB); and

•
Corporate and Other, which includes the Company’s ownership of Salus Capital Partners, LLC, (“Salus”), which was created for the purpose of serving as an asset-based lender, 99.5% of NZCH Corporation (“NZCH”), a public shell company, HGI Funding, LLC (“HGI Funding”) and HGI Energy Holdings, LLC (“HGI Energy”), which are subsidiaries that manage a portion of the Company’s available cash and engage in other activities.

As described further herein, our Insurance Operations, which consist of Fidelity & Guaranty Life and its subsidiaries (“FGL”; NYSE: FGL) and Front Street Re (Delaware) Ltd. and its subsidiaries (“Front Street”), are presented as discontinued operations.
As discussed further below, this press release includes non-GAAP metrics such as organic net sales, Adjusted EBITDA, Adjusted EBITDA margin and organic Adjusted EBITDA. See the supplemental information for reconciliation to comparable GAAP metrics.
Third Quarter Fiscal 2017 Consolidated Highlights:

•
As previously disclosed, on May 24, 2017, FGL entered into a definitive agreement and plan of merger (the “FGL Merger Agreement”) with CF Corporation (“CF Corp”), pursuant to which CF Corp has agreed to acquire FGL for $31.10 per share (the “FGL Merger”). In addition, also on May 24, 2017, Front Street entered into a Share Purchase Agreement (the “Front Street Purchase Agreement”) to sell to CF Corp all of the issued and outstanding shares of (i) Front Street Re (Cayman) Ltd. and (ii) Front Street Re Ltd. (collectively the “Acquired Companies”) for $65 million, subject to customary adjustments for transaction expenses (the “Front Street Sale”). See additional information under “Certain Other Items” below.

•
The Company recorded total revenues of $1.30 billion for the Fiscal 2017 Quarter, a decrease of $58.8 million, or 4.3%, as compared to the $1.36 billion in the third quarter of fiscal 2016 (the “Fiscal 2016 Quarter”). The decrease was primarily due to lower revenues from our Consumer Products segment driven by lower sales in global pet supplies and home and garden products coupled with the negative effect of foreign exchange rates.

•
Operating income of $148.2 million in the Fiscal 2017 Quarter decreased $39.9 million as compared to $188.1 million in the Fiscal 2016 Quarter. The decrease was primarily driven by lower operating profit at our Consumer Products segment as a result of lower volumes and the negative impact of foreign exchange rates, as well as Spectrum Brands’ incremental costs of $24.9 million from the rawhide safety recall and additional restructuring costs of $15.8 million.

•
Results reflect an $8.7 million decrease in interest expense relative to the Fiscal 2016 Quarter, which was primarily due to the effect of refinancing activities to lower interest rates at Spectrum Brands, partially offset by higher overall debt levels.

•
The Company recorded tax expense of $24.8 million, or a 43.6% effective tax rate, in the Fiscal 2017 Quarter primarily impacted by U.S. pretax losses in our Corporate and Other segment in the U.S. where the tax benefits were not more-likely-than-not to be realized, resulting in the recording of valuation allowance. For the Fiscal 2016 Quarter, the Company recorded a $2.2 million tax benefit, or a (2.4)% effective tax rate primarily due to the expected utilization of a portion of Spectrum Brands’ U.S. net operating loss carryforwards that were previously recorded with valuation allowance and recognition of a portion of tax benefits on current year losses from the Corporate and Other segment in the U.S. that are more-likely-than-not to be realized based on the expected taxable gain from the sale of FGL, partially offset by $25.5 million of income tax expense recognized by Spectrum Brands for a tax contingency reserve for a tax exposure in Germany.

•
Net loss from continuing operations attributable to common stockholders was $1.5 million, or $0.01 per common share attributable to controlling interest during the Fiscal 2017 Quarter, as compared to a net income from continuing operations attributable to common stockholders of $54.5 million, or $0.27 per common share attributable to controlling interest during the Fiscal 2016 Quarter. The increase in loss was primarily due to lower operating profits and higher effective income tax rate during the Fiscal 2017 Quarter, partially offset by lower interest expense, as discussed above.

•
In the nine months ended June 30, 2017 (the “Fiscal 2017 Nine Months”), HRG received dividends of $51.1 million from its subsidiaries, comprised of $41.9 million from Spectrum Brands and $9.2 million from FGL.

Detail on Third Quarter Segment Results:
Consumer Products:
Consumer Products reported consolidated net sales of $1,303.9 million for the Fiscal 2017 Quarter, a decrease of $57.7 million, or 4.2%, as compared to the $1,361.6 million reported in the Fiscal 2016 Quarter primarily due to a decline in global pet supplies and home and garden control products and a negative impact of foreign exchange rates of $12.2 million. Pet supplies sales were also negatively impacted by a rawhide dog chew product recall; the acceleration of the exit of a pet food tolling agreement; retail inventory reduction management programs; and soft sales with pet specialty retailers. Lower third quarter net sales in home and garden products were predominantly in the repellents category and were driven by retailer inventory management programs; weather conditions decreasing seasonal inventory sales; and strong prior year repellent orders driven by Zika virus concerns.
Gross profit, representing net sales minus cost of goods sold, decreased $57.4 million from the Fiscal 2016 Quarter, or 10.8%, to $473.3 million in the Fiscal 2017 Quarter. The decrease was driven by a reduction in net sales and lower gross profit margin. Gross profit margin, representing gross profit as a percentage of net sales, decreased to 36.3% in the Fiscal 2017 Quarter from 39.0% for the Fiscal 2016 Quarter, which was primarily due to lower volumes, the negative effect of the rawhide safety recall, increased restructuring-related activities and temporary operating start-up inefficiencies, along with the negative impact of foreign exchange.
Operating income decreased $49.0 million, or 23.7%, to $157.8 million in the Fiscal 2017 Quarter, as compared to the $206.8 million reported in the Fiscal 2016 Quarter, which was primarily as a result of lower volumes and the negative impact of foreign exchange, incremental costs of $24.9 million from Spectrum Brands’ rawhide safety recall, and additional restructuring costs of $15.8 million.
Net income of our Consumer Products segment was $78.6 million in the Fiscal 2017 Quarter, a decrease of $23.6 million, or 23.1%, compared to net income of $102.2 million reported in the Fiscal 2016 Quarter. The decrease was primarily due to lower operating profits and higher effective income tax rate during the Fiscal 2017 Quarter, partially offset by lower interest expense.
Our Consumer Products segment’s adjusted earnings before interest, taxes, depreciation and amortization (“Adjusted EBITDA - Consumer Products”) decreased by $15.4 million, or 5.5%, to $263.8 million versus the Fiscal 2016 Quarter. The decrease was primarily driven by a $7.5 million decrease in the home and garden product categories due to the lower sales volumes discussed above and incremental investment in marketing costs for new product launches and channel expansion; a decrease of $3.5 million in global auto care product categories attributable to a decrease in sales volumes, higher marketing costs for new product introductions, offset by improved product mix; and a decrease of $3.0 million in hardware and home improvements product categories mainly due to the decrease in sales volumes and increased operating expenses, excluding restructuring related costs. A reconciliation of net income to Adjusted EBITDA for our Consumer Products segment is included elsewhere in this release.
After the close of the Fiscal 2017 Quarter, on July 25, 2017, Spectrum Brands announced that its Board of Directors declared a quarterly dividend of $0.42 per share on Spectrum Brands’ common stock, which represents an increase of 10.5% compared to the $0.38 quarterly dividend paid per share in connection with the comparable period in Fiscal 2016. Over the past three years, the quarterly dividend that Spectrum Brands has paid to its common stockholders has increased 40%.

Corporate and Other:
Our Corporate and Other segment’s operating loss for the Fiscal 2017 Quarter decreased $9.1 million, to an operating loss of $9.6 million from an operating loss of $18.7 million for the Fiscal 2016 Quarter. The decrease in loss was primarily due to a decrease in stock-based compensation, payroll and bonus expenses, partially offset by severance costs related to headcount reduction and an increase in legal expense related to the exploration and evaluation of strategic alternatives available to the Company with a view toward enhancing shareholder value.
Certain Other Items:
Presentation of our Segments:
On August 23, 2016, HGI Energy, a wholly-owned subsidiary of the Company, completed the sale of its equity interests in Compass Production Partners, LP and its subsidiaries (“Compass”) to a third party. Following the completion of the sale, the Company no longer owns, directly or indirectly, any oil and gas properties. Accordingly, the historical results of Compass are presented as discontinued operations, and the operations of HGI Energy are included in the Corporate and Other segment.
The operations of Salus, Energy & Infrastructure Capital, LLC (“EIC”) and CorAmerica Capital, LLC (“CorAmerica”), each an asset manager subsidiary of the Company, were historically presented in the Asset Management segment. During the fourth quarter of the fiscal year 2016, the Company sold all of its interest in CorAmerica to a third party. In addition, the Company has substantially completed the wind down of Salus’ operations. Finally, during the Fiscal 2016 Quarter, the Company completed the wind down of EIC’s operations. As a result of the foregoing, the Company is presenting the results of Salus, EIC and CorAmerica within the Corporate and Other segment. All historical results have been restated to reflect this change.
Discontinued Operations:
Income from discontinued operations, net of tax for the Fiscal 2017 Quarter was $7.7 million and was entirely attributable to our Insurance Operations. Loss from discontinued operations, net of tax for the Fiscal 2016 Quarter was $185.5 million due to a $2.1 million loss related to Compass’ operations and a $183.4 million loss attributable to our Insurance Operations. The decrease in loss of $191.1 million attributable to our Insurance Operations was driven by a $36.1 million write-down of the carrying value of the assets of business held for sale to fair value less cost to sell for the Fiscal 2017 Quarter compared to a write-down of $217.2 million for the Fiscal 2016 Quarter; partially offset by an increase in net income attributable to our Insurance Operations of $11.1 million.
Additional Information:
As previously disclosed, HRG has initiated a process to explore strategic alternatives with a view to maximizing shareholder value. Strategic alternatives may include, but are not limited to, a merger, sale or other business combination involving the Company and/or its assets.
HRG has not set a definitive schedule to complete its review of strategic alternatives and it does not intend to provide any further updates until such time as it determines in its sole discretion or as required by law. There can be no assurance that any such process will result in a transaction, or if a transaction is undertaken, as to its terms or timing.
As previously disclosed, on May 24, 2017, FGL entered into the FGL Merger Agreement with CF Corp, FGL US Holdings Inc., an indirect wholly owned subsidiary of CF Corp (“CF/FGL US”), and FGL Merger Sub Inc., a direct wholly owned subsidiary of CF/FGL US, pursuant to which CF Corp has agreed to acquire FGL for $31.10 per share.
In a separate transaction, on May 24, 2017, Front Street entered the “Front Street Purchase Agreement pursuant to which, subject to the terms and conditions set forth therein, Front Street has agreed to sell to CF/FGL US all of the issued and outstanding shares of the Acquired Companies. The purchase price is $65.0 million, subject to customary adjustments for transaction expenses. The definitive documentation contains customary representations, warranties and indemnification obligations. HRG has further agreed to reduce the purchase price, and to indemnify the buyer, for dividends and other value transfers by the Acquired Companies to HRG and its affiliates from December 31, 2016 through the closing date of the Front Street Sale. The closing of the transaction is subject to the satisfaction of customary closing conditions, including receipt of required regulatory approvals, as well as the consummation of the FGL Merger. The closing of the FGL Merger is not conditioned upon the closing of the Front Street Sale. Prior to the execution of the Front Street Purchase Agreement, the operations of Front Street were reported as the Company’s Insurance segment.
In addition, on May 24, 2017, HRG, FS Holdco, CF Corp and CF/FGL US agreed that FS Holdco may, at its option, cause CF/FGL US and FS Holdco to make a joint election under Section 338(h)(10) of the Internal Revenue Code of 1986, as amended, with respect to the FGL Merger and the deemed share purchases of FGL’s subsidiaries. If FS Holdco opts to make such an election, it will be required to pay CF/FGL US $30.0 million, plus additional specified amounts determined by reference to FGL’s incremental current tax costs attributable to the election, if any, and CF/FGL US will be required to pay FS Holdco additional specified amounts determined by reference to FGL’s incremental current tax savings attributable to the election, if any. The Company is considering the financial impact of making such election, the effects of which cannot be reasonably estimated at June 30, 2017.
FGL and Spectrum Brands, each an HRG subsidiary, file reports with the SEC and make certain information available on their respective websites. For more information on FGL, which is reported herein as discontinued operations, including information in addition to that included in our reports and public announcements, interested parties should read FGL’s announcements and public filings with the Securities and Exchange Commission, including FGL’s most recent earnings announcement, which may be accessed at www.fglife.com. For more information on Spectrum Brands, including information in addition to that included in our reports and public announcements, interested parties should read Spectrum Brands’ announcements and public filings with the Securities and Exchange Commission, including Spectrum Brands’ most recent earnings announcement, which may be accessed at www.spectrumbrands.com.
About HRG Group, Inc.:
HRG Group, Inc. is a holding company that conducts its operations through its operating subsidiaries. As of June 30, 2017, the Company’s principal operating subsidiaries were: Spectrum Brands, a global branded consumer products company; FGL, a life insurance and annuity products company; and Front Street, a long-term reinsurance company. HRG is headquartered in New York and traded on the New York Stock Exchange under the symbol HRG. For more information on HRG, visit: www.HRGgroup.com.
Forward Looking Statements:
“Safe Harbor” Statement Under the Private Securities Litigation Reform Act of 1995: This document contains, and certain oral statements made by our representatives from time to time may contain, forward-looking statements, including those statements regarding the evaluation of strategic alternatives by HRG, FGL Merger and the Front Street Sale and any expected or anticipated benefits therefrom, as applicable. There can be no assurance that HRG’s evaluation of strategic alternatives will result in a transaction, or that any transaction, if pursued, will be consummated. The evaluation of strategic alternatives by HRG may be terminated at any time with or without notice. In addition, there can be no assurance that the FGL Merger and/or the Front Street Sale will result in a consummated transaction. Neither HRG nor any of its affiliates intends to disclose any developments with respect to the foregoing until such time that it determines otherwise in its sole discretion or as required by applicable law. Forward-looking statements also include information concerning possible or assumed future distributions from subsidiaries, other actions, events, results, strategies and expectations and are identifiable by use of the words “believes,” “expects,” “intends,” “anticipates,” “plans,” “seeks,” “estimates,” “projects,” “may,” “will,” “could,” “might,” or “continues” or similar expressions. Such forward-looking statements are subject to risks and uncertainties that could cause actual results, events and developments to differ materially from those set forth in or implied by such statements. These statements are based on the beliefs and assumptions of HRG’s management and the management of HRG’s subsidiaries. Factors that could cause actual results, events and developments to differ include, without limitation: that the review of strategic alternatives at HRG will result in a transaction, or if a transaction is undertaken, as to its terms or timing; the ability of HRG’s subsidiaries to close previously announced transactions, including statements regarding the closing of the FGL Merger and the Front Street Sale; the ability of HRG’s subsidiaries to generate sufficient net income and cash flows to make upstream cash distributions; the decision of the boards of HRG’s subsidiaries to make upstream cash distributions, which is subject to numerous factors such as restrictions contained in applicable financing agreements, state and regulatory restrictions and other relevant considerations as determined by the applicable board; HRG’s liquidity, which may be impacted by a variety of factors, including the capital needs of HRG’s subsidiaries; capital market conditions; commodity market conditions; foreign exchange rates; HRG’s and its subsidiaries’ ability to identify, pursue or complete any suitable future acquisition or disposition opportunities, including realizing such transaction’s expected benefits and the timetable for, completing applicable financial reporting requirements; litigation; potential and contingent liabilities; management’s plans; changes in regulations; taxes; and the risks identified under the caption “Risk Factors” in HRG’s most recent Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q, filed with the Securities and Exchange Commission. We claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995 for all forward-looking statements. All forward-looking statements described herein are qualified by these cautionary statements and there can be no assurance that the actual results, events or developments referenced herein will occur or be realized. Neither HRG nor any of its affiliates undertake any obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes to future operation results, except as required by law.
Non-GAAP Measurements:
Spectrum Brands believes that certain non-GAAP financial measures may be useful in certain instances to provide additional meaningful comparison between current results and results in prior operating periods. Spectrum Brands believes that organic net sales provides for a more complete understanding of underlying business trends of regional and segment performance by excluding the impact of currency exchange rate fluctuations and the impact of acquisitions. In addition, within this release, including the supplemental information attached hereto, reference is made to Adjusted EBITDA and Adjusted EBITDA Margin. Adjusted EBITDA is a metric used by management to evaluate segment performance and frequently used by the financial community which provides insight into an organization’s operating trends and facilitates comparison between peer companies, since interest, taxes, depreciation and amortization can differ greatly between organizations as a result of differing capital structures and tax strategies. Adjusted EBITDA is also one of the measures used for determining Spectrum Brands’ debt covenant compliance. Adjusted EBITDA excludes certain items that are unusual in nature or not comparable from period to period. Adjusted EBITDA margin reflects Adjusted EBITDA as a percentage of net sales of Spectrum Brands. Organic Adjusted EBITDA excludes the impact of currency exchange rate fluctuations and the impact of acquisitions. Spectrum Brands provides this information to investors to assist in comparison of past, present and future operating results and to assist in highlighting the results of ongoing operations. While Spectrum Brands believes that non-GAAP measurements are useful supplemental information, such adjusted results are not intended to replace Spectrum Brands’ GAAP financial results and should be read in conjunction with those GAAP results. Other Supplemental Information has been provided to demonstrate reconciliation of non-GAAP measurements discussed above to most relevant GAAP financial results.

For further information contact:

HRG Group, Inc.
Investor Relations
Tel: 212.906.8555
Email: investorrelations@HRGgroup.com

Source: HRG Group, Inc.
(Tables Follow)

HRG GROUP, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(In millions)

	June 30, 2017	September 30, 2016
	(Unaudited)
ASSETS
Cash and cash equivalents	$266.2	$465.2
Receivables, net	661.0	539.1
Inventories, net	843.7	740.6
Deferred tax assets	18.3	18.3
Property, plant and equipment, net	675.9	543.4
Goodwill	2,621.3	2,478.4
Intangibles, net	2,453.4	2,372.5
Other assets	144.0	138.3
Assets of business held for sale	27,811.7	26,284.3
Total assets	$35,495.5	$33,580.1

LIABILITIES AND EQUITY
Debt	$6,032.5	$5,525.8
Accounts payable and other current liabilities	941.8	983.2
Employee benefit obligations	117.1	125.4
Deferred tax liabilities	596.0	546.0
Other liabilities	40.5	28.7
Liabilities of business held for sale	25,870.9	24,553.8
Total liabilities	33,598.8	31,762.9

Commitments and contingencies

HRG Group, Inc. shareholders' equity:
Common stock	2.0	2.0
Additional paid-in capital	1,392.5	1,447.1
Accumulated deficit	(899.7)	(1,031.9)
Accumulated other comprehensive income	234.5	220.9
Total HRG Group, Inc. shareholders' equity	729.3	638.1
Noncontrolling interest	1,167.4	1,179.1
Total shareholders' equity	1,896.7	1,817.2
Total liabilities and equity	$35,495.5	$33,580.1

HRG GROUP, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In millions, except per share data)

	Three months ended June 30,		Nine months ended June 30,
	2017	2016	2017	2016
	(Unaudited)		(Unaudited)
Revenues:
Net sales	$1,303.9	$1,361.6	$3,685.6	$3,790.0
Net investment income	0.1	1.2	1.1	7.9
Other	—	—	—	0.9
Total revenues	1,304.0	1,362.8	3,686.7	3,798.8
Operating costs and expenses:
Cost of goods sold	830.6	830.9	2,307.1	2,355.8
Selling, acquisition, operating and general expenses	325.2	343.8	966.5	1,005.0
Total operating costs and expenses	1,155.8	1,174.7	3,273.6	3,360.8
Operating income	148.2	188.1	413.1	438.0
Interest expense	(89.3)	(98.0)	(269.6)	(289.8)
Other (expense) income, net	(2.0)	0.2	(2.3)	(0.2)
Income from continuing operations before income taxes	56.9	90.3	141.2	148.0
Income tax expense (benefit)	24.8	(2.2)	87.4	(4.5)
Net income from continuing operations	32.1	92.5	53.8	152.5
Income (loss) from discontinued operations, net of tax	7.7	(185.5)	195.4	(222.6)
Net income (loss)	39.8	(93.0)	249.2	(70.1)
Less: Net income attributable to noncontrolling interest	37.7	39.9	117.0	121.4
Net income (loss) attributable to controlling interest	$2.1	$(132.9)	$132.2	$(191.5)

Amounts attributable to controlling interest:
Net (loss) income from continuing operations	$(1.5)	$54.5	$(31.6)	$44.2
Net income (loss) from discontinued operations	3.6	(187.4)	163.8	(235.7)
Net income (loss) attributable to controlling interest	$2.1	$(132.9)	$132.2	$(191.5)

Net income (loss) per common share attributable to controlling interest:
Basic (loss) income from continuing operations	$(0.01)	$0.27	$(0.16)	$0.22
Basic income (loss) from discontinued operations	0.02	(0.94)	0.82	(1.19)
Basic	$0.01	$(0.67)	$0.66	$(0.97)

Diluted (loss) income from continuing operations	$(0.01)	$0.27	$(0.16)	$0.22
Diluted income (loss) from discontinued operations	0.02	(0.93)	0.82	(1.17)
Diluted	$0.01	$(0.66)	$0.66	$(0.95)

HRG GROUP, INC. AND SUBSIDIARIES
RESULTS OF OPERATIONS BY SEGMENT
(In millions)

	Fiscal Quarter		Fiscal Nine Months
	2017	2016	2017	2016
	(Unaudited)		(Unaudited)
Revenues:
Consumer Products	$1,303.9	$1,361.6	$3,685.6	$3,790.0
Corporate and Other	0.1	1.2	1.1	8.8
Total revenues	$1,304.0	$1,362.8	$3,686.7	$3,798.8

Operating income:
Consumer Products	$157.8	$206.8	$453.0	$497.8
Corporate and Other	(9.6)	(18.7)	(39.9)	(59.8)
Consolidated operating income	148.2	188.1	413.1	438.0
Interest expense	(89.3)	(98.0)	(269.6)	(289.8)
Other (expense) income, net	(2.0)	0.2	(2.3)	(0.2)
Income from continuing operations before income taxes	$56.9	$90.3	$141.2	$148.0

HRG GROUP, INC. AND SUBSIDIARIES
OTHER SUPPLEMENTAL INFORMATON (Unaudited)
(In millions)
Sales and Organic Net Sales — Consumer Products
The following is a summary of net sales by product line for the Fiscal 2017 Nine Months compared to net sales for the nine months ended June 30, 2016 (the “Fiscal 2016 Nine Months”) (unaudited):

	Fiscal Quarter		Variance		Fiscal Nine Months		Variance
	2017	2016	$	%	2017	2016	$	%
Hardware and home improvement products	$324.7	$328.6	$(3.9)	(1.2)%	$927.2	$912.9	$14.3	1.6%
Home and garden control products	192.5	212.0	(19.5)	(9.2)%	374.2	414.7	(40.5)	(9.8)%
Global pet supplies	190.0	207.1	(17.1)	(8.3)%	576.0	619.0	(43.0)	(6.9)%
Consumer batteries	184.8	187.2	(2.4)	(1.3)%	630.5	618.0	12.5	2.0%
Global auto care	155.7	159.8	(4.1)	(2.6)%	344.2	353.1	(8.9)	(2.5)%
Small appliances	145.3	151.1	(5.8)	(3.8)%	455.3	479.3	(24.0)	(5.0)%
Personal care products	110.9	115.8	(4.9)	(4.2)%	378.2	393.0	(14.8)	(3.8)%
Total net sales to external customers	$1,303.9	$1,361.6	$(57.7)	(4.2)%	$3,685.6	$3,790.0	$(104.4)	(2.8)%
This release contains financial information regarding organic net sales, which Spectrum Brands defines as net sales excluding the effect of changes in foreign currency exchange rates and/or impact from acquisitions (when applicable). Spectrum Brands believes this non-GAAP measure provides useful information to investors because it reflects regional and operating performance from Spectrum Brands’ activities without the effect of changes in currency exchange rate and/or acquisitions. Spectrum Brands uses organic net sales as one measure to monitor and evaluate their regional and segment performance. Organic growth is calculated by comparing organic net sales to net sales in the prior year. The effect of changes in currency exchange rates is determined by translating the period’s net sales using the currency exchange rates that were in effect during the prior comparative period. Net sales are attributed to the geographic regions based on the country of destination. Spectrum Brands excluded net sales from acquired businesses in the current year for which there are no comparable sales in the prior period.
The tables below represent a reconciliation of reported net sales to organic net sales, by product line for the Fiscal 2017 Quarter compared to net sales for the Fiscal 2016 Quarter (unaudited):

	Net Sales Fiscal 2017 Quarter	Effect of Changes in Currency	Net Sales Excluding Effect of Changes in Currency	Effect of Acquisitions	Organic Net Sales Fiscal 2017 Quarter	Net Sales Fiscal 2016 Quarter	Variance	% Variance
Hardware and home improvement products	$324.7	$0.3	$325.0	$—	$325.0	$328.6	$(3.6)	(1.1)%
Global pet supplies	190.0	2.8	192.8	(7.2)	185.6	207.1	(21.5)	(10.4)%
Consumer batteries	184.8	2.4	187.2	—	187.2	187.2	—	—%
Home and garden control products	192.5	—	192.5	—	192.5	212.0	(19.5)	(9.2)%
Small appliances	145.3	3.7	149.0	—	149.0	151.1	(2.1)	(1.4)%
Global auto care	155.7	0.7	156.4	—	156.4	159.8	(3.4)	(2.1)%
Personal care products	110.9	2.3	113.2	—	113.2	115.8	(2.6)	(2.2)%
Total	$1,303.9	$12.2	$1,316.1	$(7.2)	$1,308.9	$1,361.6	$(52.7)	(3.9)%

The tables below represent a reconciliation of reported net sales to organic net sales, by product line for the Fiscal 2017 Nine Months compared to net sales for the Fiscal 2016 Nine Months (unaudited):

	Net Sales Fiscal 2017 Nine Months	Effect of changes in Currency	Net Sales Excluding Effect of Changes in Currency	Effect of Acquisitions	Organic Net Sales Fiscal 2017 Nine Months	Net Sales Fiscal 2016 Nine Months	Variance	% Variance
Hardware and home improvement products	$927.2	$(0.8)	$926.4	$—	$926.4	$912.9	$13.5	1.5%
Consumer batteries	630.5	9.0	639.5	—	639.5	618.0	21.5	3.5%
Global pet supplies	576.0	9.0	585.0	(7.2)	577.8	619.0	(41.2)	(6.7)%
Small appliances	455.3	14.6	469.9	—	469.9	479.3	(9.4)	(2.0)%
Personal care products	378.2	8.0	386.2	—	386.2	393.0	(6.8)	(1.7)%
Home and garden control products	374.2	—	374.2	—	374.2	414.7	(40.5)	(9.8)%
Global auto care	344.2	0.8	345.0	—	345.0	353.1	(8.1)	(2.3)%
Total	$3,685.6	$40.6	$3,726.2	$(7.2)	$3,719.0	$3,790.0	$(71.0)	(1.9)%
Adjusted EBITDA
This release contains financial information regarding Adjusted EBITDA, Adjusted EBITDA Margin, and organic Adjusted EBITDA, which are non-GAAP earnings. Adjusted EBITDA is a metric used by Spectrum Brands and this non-GAAP measure provides useful information to investors because it reflects ongoing operating performance and trends, excluding certain non-cash based expenses and/or non-recurring items during each of the comparable periods. It also facilitates comparisons between peer companies since interest, taxes, depreciation and amortization can differ greatly between organizations as a result of differing capital structures and tax strategies. Adjusted EBITDA is also used for determining compliance with Spectrum Brands’ debt covenant. EBITDA is calculated by excluding Spectrum Brands’ income tax expense, interest expense, depreciation expense and amortization expense (from intangible assets) from net income. Adjusted EBITDA further excludes: (1) stock based compensation expense as it is a non-cash based compensation cost; (2) acquisition and integration charges that consist of transaction costs from acquisition transactions during the period or subsequent integration related project costs directly associated with the acquired business; (3) restructuring and related charges, which consist of project costs associated with restructuring initiatives; (4) non-cash purchase accounting inventory adjustments recognized in earnings subsequent to an acquisition (when applicable); (5) non-cash asset impairments or write-offs realized (when applicable); (6) and other adjustments. During the Fiscal 2017 Quarter and Fiscal 2017 Nine Months, other adjustments consisted of estimated costs for a non-recurring voluntary recall of rawhide products and professional fees associated with non-acquisition based strategic initiatives of Spectrum Brands. During the Fiscal 2016 Quarter and Fiscal 2016 Nine Months, other adjustments consisted of costs associated with the onboarding of a key executive and the involuntary transfer of inventory.
The table below shows a reconciliation of net income to Adjusted EBITDA for the Consumer Products segment (unaudited):

	Fiscal Quarter		Fiscal Nine Months
Reconciliation to reported net income:	2017	2016	2017	2016
Reported net income - Consumer Products segment	$78.6	$102.2	$202.5	$268.6
Interest expense	52.4	59.9	158.8	175.8
Income tax expense	24.7	42.5	88.8	46.9
Depreciation of properties	25.6	21.8	72.2	66.2
Amortization of intangibles	23.8	23.5	70.9	70.5
EBITDA - Consumer Products segment	205.1	249.9	593.2	628.0
Stock-based compensation	5.4	15.8	28.4	47.4
Acquisition and integration related charges	5.8	8.0	15.0	31.2
Restructuring and related charges	21.2	5.4	32.7	8.2
Pet Safety Recall	24.9	—	24.9	—
Inventory acquisition step-up	0.8	—	0.8	—
Other	0.6	0.1	3.2	1.1
Adjusted EBITDA - Consumer Products segment	$263.8	$279.2	$698.2	$715.9